Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of August 9, 2021 (this “Amendment”), to the Fifth Amended and Restated Credit Agreement, dated as of February 13, 2020 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Avery Dennison Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), the agents party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans to the Borrower;

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, Lenders constituting Required Lenders under the Credit Agreement are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement. As used in this Amendment, the following terms have the meanings set forth below:

“First Amendment Lead Arranger” means Goldman Sachs Bank USA.

“First Amendment Effective Date” has the meaning specified in Section 3.

“Limited Conditionality Loan Amount” means $500,000,000, or such lesser amount upon the voluntary reduction of the Limited Conditionality Loan Amount pursuant to the terms of Section 2(c).

“Limited Conditionality Loans” has the meaning specified in Section 2(b).

“Limited Conditionality Period” means the period from the First Amendment Effective Date through the earlier of (a) the Vestcom Acquisition Closing Date and (b) the Limited Conditionality Termination Date.

“Limited Conditionality Termination Date” means the earliest of (a) January 27, 2022, (b) the date a public announcement is made by the Borrower of its intention not to proceed with the Vestcom Acquisition and (c) the date of receipt by the Administrative Agent of written notice from the Borrower of its election to terminate the Limited Conditionality Period.

“Specified Merger Agreement Representations” means such of the representations and warranties in the Vestcom Merger Agreement made by Vestcom as are material to the interests of the Lenders, but only to the extent that the Borrower, Merger Sub or their respective affiliates have the right to terminate their respective obligations under the Vestcom Merger Agreement (or decline to consummate the Vestcom Acquisition) as a result of a breach of such representations and warranties in the Vestcom Merger Agreement.

“Specified Representations” means the representations and warranties set forth in the first sentence of Section 5.01(a) of the Credit Agreement, the last sentence of Section 5.01(a) of the Credit Agreement (as to execution, delivery and performance of the Credit Agreement and this Amendment), Section 5.02 of the Credit Agreement (as to due authorization of the Credit Agreement and this Amendment), Section 5.02(c) of the Credit Agreement (as to no conflicts of the Credit Agreement or this Amendment with the Borrower’s Organization Documents or the Borrower’s material agreements with respect to the incurrence of Debt), Section 5.08 of the Credit Agreement, Section 5.10 of the Credit Agreement (as to the Credit Agreement and this Amendment), Section 5.13 of the Credit Agreement and Sections 5.19 and 5.20 of the Credit Agreement (in each case as to use of proceeds of the Limited Conditionality Loans not violating the U.S.A. Patriot Act, OFAC or the Foreign Corrupt Practices Act).

“Vestcom” means CB Velocity Holdings, LLC, a Delaware limited liability company.

“Vestcom Acquisition” means the acquisition of Vestcom in accordance with the Vestcom Merger Agreement.

“Vestcom Acquisition Closing Date” means the date of consummation of the Vestcom Acquisition.

“Vestcom Acquisition Consideration” means the aggregate consideration in respect of the Vestcom Acquisition set forth in the Vestcom Merger Agreement.

“Vestcom Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 27, 2021, by and among the Borrower, Vestcom, Lobo Merger Sub, LLC, a Delaware limited liability company and a subsidiary of the Borrower, and Charlesbank Equity Fund VIII, Limited Partnership, as the Seller Representative.

“Vestcom Transaction Costs” means the fees and expenses incurred in connection with the transactions described in clauses (a) through (b) of the definition of “Vestcom Transactions”.

“Vestcom Transactions” means (a) the Vestcom Acquisition, (b) all or any combination of the following actions by the Borrower: the incurrence of a bridge facility, the issuance of senior unsecured notes, the incurrence of Loans or the issuance by the Borrower of commercial paper to finance the Vestcom Acquisition and the Vestcom Transaction Costs and (c) the payment of the Vestcom Transaction Costs.

SECTION 2.     Amendments. Pursuant to Section 10.01 of the Credit Agreement, effective as of the First Amendment Effective Date, the parties hereto hereby agree as follows:

(a)     During the Limited Conditionality Period, (i) no Loans may be made (other than Limited Conditionality Loans) if after giving effect thereto the unused Commitments would be less than the Limited Conditionality Loan Amount then in effect, (ii) the Borrower may not reduce the Aggregate Commitments if, after giving effect to such reduction, the unused Commitments would be less than the Limited Conditionality Loan Amount then in effect and (iii) if at any time the Administrative Agent notifies the Borrower that the Total Outstandings exceed an amount equal to the Aggregate Commitments then in effect less the Limited Conditionality Loan Amount then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Aggregate Commitments then in effect less the Limited Conditionality Loan Amount then in effect.

(b)     During the Limited Conditionality Period, Loans in an amount of up to the Limited Conditionality Loan Amount then in effect may be made on the Vestcom Acquisition Closing Date solely in order to finance the Vestcom Acquisition and to pay the Vestcom Transaction Costs (such Loans, the “Limited Conditionality Loans”). Notwithstanding anything to the contrary set forth in the Credit Agreement (including Section 4.02 thereof), the making of Limited Conditionality Loans shall be subject solely to satisfaction (or waiver by the Required Lenders) of the following conditions precedent:

(i)     The Vestcom Acquisition shall be consummated substantially concurrently with the funding of the Limited Conditionality Loans in accordance with the Vestcom Merger Agreement, and the Vestcom Merger Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted, in any respect that is materially adverse to the Lenders or the First Amendment Lead Arranger without the First Amendment Lead Arranger’s prior written consent (such consent not to be unreasonably withheld or delayed) (it being understood and agreed that (a) any decrease in the Vestcom Acquisition Consideration in excess of 15% shall be deemed materially adverse to the Lenders and the First Amendment Lead Arranger, (b) any decrease in the Vestcom Acquisition Consideration equal to or less than 15% shall be deemed not materially adverse to the Lenders and the First Amendment Lead Arranger to the extent such decrease is applied to reduce Debt to be funded in respect of the Vestcom Acquisition on a dollar-for-dollar basis and (c) any increase in Vestcom Acquisition Consideration shall be deemed not materially adverse to the Lenders and the First Amendment Lead Arranger so long as such increase is funded with (A) cash available to the Borrower or (B) proceeds of additional borrowings under the Credit Agreement or the Borrower’s existing commercial paper facilities and the Borrower is in pro forma compliance with Section 7.05 of the Credit Agreement).

(ii)     The First Amendment Lead Arranger shall have received for the Borrower U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each fiscal quarter ended subsequent to January 2, 2021 and at least 45 days before the Closing Date, which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1; provided that the filing of the required financial statements on Form 10-Q by the Borrower will be deemed to satisfy the foregoing requirements. The First Amendment Lead Arranger hereby acknowledges receipt of the financial statements described in this clause (ii) with respect to the fiscal quarter ending April 3, 2021.

(iii)     The Administrative Agent shall have received a Loan Notice and (b) the Specified Merger Agreement Representations shall be true and correct to the extent required by the definition thereof and the Specified Representations shall be true and correct in all material respects (in each case, unless already qualified by materiality or “material adverse effect”, in which case they shall be true and correct in all respects) as of the Vestcom Acquisition Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or “material adverse effect”, in which case they shall be true and correct in all respects) as of such earlier date).

(iv)     The Administrative Agent shall have received a certificate from the chief financial officer or the chief accounting officer of the Borrower in the form attached hereto as Annex I certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions are solvent.

(v)     There shall not exist any Event of Default under Section 8.01(a) of the

Credit Agreement or (with respect to the Borrower) Section 8.01(h) of the Credit Agreement;

provided that the Borrower may also, in its sole discretion, request additional Loans under the Credit Agreement on the Vestcom Acquisition Closing Date (which, for the avoidance of doubt, will not constitute Limited Conditionality Loans) and such Loans will be extended to the Borrower pursuant to the terms of the Credit Agreement if (x) the Borrower has requested such Loans pursuant to and in compliance with the terms of Section 4.02 of the Credit Agreement, and (y) the amount of such Loans is less than or equal to the Aggregate Commitments then in effect less the Total Outstandings after giving effect to the Limited Conditionality Loans.

(c)    At any time during the Limited Conditionality Period, the Borrower may, by written notice to the Administrative Agent, permanently reduce or terminate the Limited Conditionality Loan Amount without fee or penalty.

SECTION 3.     Conditions to Effectiveness of Amendment. The amendments set forth in this Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a)    The Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and Lenders constituting Required Lenders under the Credit Agreement.

(b)    The Administrative Agent shall have received, to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, all reasonable and documented expenses required to be paid on or before the First Amendment Effective Date pursuant to the Credit Agreement and this Amendment (including the reasonable and documented fees and expenses of one legal counsel pursuant to Section 6 below).

SECTION 4.     Representations and Warranties. The Borrower hereby represents and warrants that (a) the representations and warranties of the Borrower contained in Article V of the Credit Agreement (other than in Sections 5.06 and 5.09 thereof) or any other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date (with the term “Loan Documents” as used therein deemed to include this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b) of Section 6.01 of the Credit Agreement; provided that any representations and warranties that are qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.     Effects on Loan Documents. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.     Expenses. The Borrower agrees to reimburse each of the Administrative Agent and the First Amendment Lead Arranger for its reasonable and documented out-of-pocket expenses incurred in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and one counsel for the First Amendment Lead Arranger.

SECTION 7.     GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT

OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

SECTION 8.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.     Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AVERY DENNISON CORPORATION,
as the Borrower

By:	/s/ Lori Bondar
Name:	Lori Bondar
Title:	Chief Accounting Officer

By:	/s/ Greg Lovins
Name:	Greg Lovins
Title:	Chief Financial Officer

[Signature Page to First Amendment to Fifth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Erron Powers
Name:	Erron Powers
Title:	Director

[Signature Page to First Amendment to Fifth Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

CITIBANK, N.A.,
as a Lender

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Eric Seltenrich
Name:	Eric Seltenrich
Title:	Managing Director

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Kristopher Tracy
Name:	Kristopher Tracy
Title:	Director, Financing Solutions

[Signature Page to First Amendment to Fifth Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Jun Ashley
Name:	Jun Ashley
Title:	Director

BANK OF CHINA, LOS ANGELES BRANCH,
as a Lender

By:	/s/ Yong Ou
Name:	Yong Ou
Title:	SVP & Branch Manager

[Signature Page to First Amendment to Fifth Amended and Restated Credit Agreement]

ANNEX I

FORM OF SOLVENCY CERTIFICATE

Reference is made to the [Credit Agreement], dated as of [            ], 20[    ] (the “Credit Agreement”), among [            ] and [            ]. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies as follows:

1.    I am the [            ] of the Borrower.

2.    I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3.    Based upon my review and examination described in paragraph 2 above, I certify on behalf of the Borrower and its subsidiaries, on a consolidated basis, that, as of the date hereof and after giving effect to the Transactions:

(i)    The sum of the “fair value” of the assets of the Borrower and its subsidiaries, taken as a whole, exceeds the sum of all debts of the Borrower and its subsidiaries, taken as a whole, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(ii)    The “present fair saleable value” of the assets of the Borrower and its subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on debts of the Borrower and its subsidiaries, taken as a whole, as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(iii)    The capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged.

(iv)    The Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts beyond their ability to pay as they mature.

(v)    The Borrower and its subsidiaries, taken as a whole, are presently able to pay their debts as such debts mature.

For purposes of clauses (i) through (v) above, (a)(i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

The foregoing certifications are made and delivered as of [●], 20[    ].

This certificate is being signed by the undersigned in [his/her] capacity as chief financial officer or the chief accounting officer of the Borrower and not in [his/her] individual capacity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

AVERY DENNISON CORPORATION

By:
Name:
Title: